UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

April 15, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Big Star Purchase Agreement

On April 19, 2016, Callon Petroleum Company (“Callon” or the “Company”) and its wholly owned subsidiary, Callon Petroleum Operating Company (“CPOC”, and together with the Company, the “Company Parties”), entered into a purchase and sale agreement (the “Big Star Purchase Agreement”) with BSM Energy LP, Crux Energy, LP and Zaniah Energy, LP (collectively, the “Sellers”) for the purchase of certain oil and gas producing properties and undeveloped acreage in the Midland Basin (the “Big Star Acquisition”) for total consideration of $220 million in cash (the “Cash Consideration”) and 9,333,333 shares of the Company’s common stock (the “Equity Consideration”), subject to customary purchase price adjustments in accordance with the Big Star Purchase Agreement. In connection with the execution of the Big Star Purchase Agreement, the Company has agreed to pay the Sellers a deposit in the amount of $16.5 million (the “Deposit”) to a third party escrow agent within two business days of the date of the Big Star Purchase Agreement.

Upon closing of the Big Star Acquisition, the Company will assume operatorship of over 80% of the acquired acreage and own an estimated 81% average working interest (61% average net revenue interest).

Consummation of the Big Star Acquisition is subject to various conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, (3) the execution of certain ancillary documents, (4) limitation on the net sum of all purchase price adjustments made pursuant to the Big Star Purchase Agreement, and (5) other closing conditions. The Big Star Acquisition is expected to close on May 26, 2016.

The Big Star Purchase Agreement contains certain termination rights for CPOC and the Sellers, including (i) if the closing has not occurred on or prior to June 16, 2016 through no fault of the terminating party; and (ii) if any of the conditions to closing specified in the Big Star Purchase Agreement are not satisfied by the closing date through no fault of the terminating party.

If the Sellers terminate the Big Star Purchase Agreement because the Company Parties have failed to satisfy conditions to closing through no fault of the Sellers and the conditions to closing of the Company Parties have been satisfied or waived, Sellers are entitled to retain the Deposit as liquidated damages as its sole remedy. Similarly, if CPOC terminates the Big Star Purchase Agreement because the Sellers have failed to satisfy conditions to closing through no fault of the Company Parties and the conditions to closing of Sellers have been satisfied or waived, the Company Parties are entitled to the return of the Deposit as liquidated damages as its sole remedy.

As a condition to the closing of the Big Star Acquisition, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) at the closing of the Big Star Acquisition, under which the Company will agree to register with the Securities and Exchange Commission the shares constituting the Equity Consideration. The Company will agree to use reasonable best efforts to file a resale registration statement and to cause such registration statement to be declared effective within 30 days from the closing of the Big Star Acquisition. The Sellers will also be entitled to piggyback registration rights under the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, if the Company registers any of its securities either for its own account or for the account of other security holders, the holders of the Equity Consideration are entitled to include their shares in the registration, provided that they elect to include a minimum of $10 million of such shares in the aggregate in the registration statement. The underwriters of any underwritten offering have the right to limit the number of shares registered by the sellers, subject to certain limitations.

The foregoing description of the Big Star Purchase Agreement is qualified in its entirety by reference to the text of the Big Star Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Report and is incorporated in this Report by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Big Star Purchase Agreement and the issuance of the Equity Consideration contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Equity Consideration will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Equity Consideration will not be a public offering for purposes of Section 4(a)(2) because of its being made only to the Sellers and certain of their designees, such persons’ status as accredited investors and the manner of the issuance, including that the Company did not, and will not, engage in general solicitation or advertising with regard to the issuance of the Equity Consideration and did not, and will not, offer the Equity Consideration to the public in connection with the issuance.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

AMI Transaction

On April 15, 2016, the Company and CPOC entered into the following definitive purchase and sale agreements and joint development agreement (collectively, the “AMI Transaction”) comprising total net cash consideration of $33 million:

•	Purchase and Sale Agreement by and among Permian Resources, LLC, TRP Midland LLC (“TRP”), and Callon (the “Permian Resources Purchase Agreement”),

•	Purchase and Sale Agreement between TRP and CPOC (the “Garrison Draw Purchase Agreement”), and

•	Joint Development Agreement between TRP and CPOC.

The AMI Transaction results in the formation of an area of mutual interest with TRP in western Reagan County, Texas, through the joint acquisition from a private party of approximately 4,745 net acres (with a 55% share to the Company) north of the Garrison Draw field, and the Company’s simultaneous sale of a 27.5% interest in the Garrison Draw field to TRP.

The Permian Resources Purchase Agreement and the Garrison Draw Purchase Agreement include customary representations, warranties, covenants and indemnities by the parties. Subject to the satisfaction or waiver of the closing conditions set forth in each purchase agreement, the AMI Transaction is anticipated to close by mid to late May, 2016.

Upon closing of the AMI Transaction, the Company’s acreage position in western Reagan County will be increased by approximately 1,759 net acres, with an associated increase in net daily production of approximately 953 Boe/d for the first quarter of 2016 primarily from existing horizontal wells targeting the Wolfcamp A and two levels in the Wolfcamp B formation.

Press Release

On April 19, 2016, the Company issued a press release, attached as Exhibit 99.1, announcing the acquisitions described herein. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Website Presentation

The Company has posted on its website, as of April 19, 2016, a presentation that includes additional information on the pending transactions. The presentation, entitled “Acquisition Overview” may be found by navigating our website at: www.callon.com, selecting “Investors” then “Events & Presentations.”

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement among BSM Energy LP, Crux Energy, LP and Zaniah Energy, LP, as Sellers and CPOC, as Purchaser and Callon, as Purchaser Parent, dated April 19, 2016#

99.1	Press release dated April 19, 2016 announcing the acquisitions

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

April 19, 2016	By:	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement among BSM Energy LP, Crux Energy, LP and Zaniah Energy, LP, as Sellers and CPOC, as Purchaser and Callon, as Purchaser Parent, dated April 19, 2016#

99.1	Press release dated April 19, 2016 announcing the acquisitions

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.